The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333‑224918

Subject to Completion, dated June 15, 2020

Preliminary Prospectus Supplement

(To prospectus dated May 14, 2018)

Axon Enterprise, Inc.

3,000,000 Shares of Common Stock

This is a public offering of shares of common stock of Axon Enterprise, Inc.

We are offering 3,000,000 shares of our common stock in this offering.

Our common stock is listed on The NASDAQ Global Select Market under the symbol "AAXN." On June 12, 2020, the closing sale price for our common stock was $94.09 per share.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-8 of this prospectus supplement and any other risk factors included in the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See "Plan of Distribution" beginning on page S-31 of this prospectus supplement for additional information regarding underwriting compensation to be paid by us.

We have granted the underwriters the right to purchase, exercisable within a 30‑day period, up to an additional 450,000 shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of shares of our common stock will be made to investors on or about June          , 2020.

J.P. Morgan
Baird	Colliers Securities LLC	JMP Securities

Needham & Company	Raymond James	William Blair

June          , 2020

Prospectus Supplement

Prospectus

Unless the context suggests otherwise, all references to "us," "our," "Axon" "we," the "Company" and similar designations refer to Axon Enterprise, Inc. and, where appropriate, our subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein and any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein or any free writing prospectus we have authorized for use in connection with this offering is accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, as permitted by law, we "incorporate by reference" information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus or the information contained in a document incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. Please refer to "Incorporation by Reference" in this prospectus supplement.

Neither we nor the underwriters are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the shares of common stock offered by this prospectus supplement.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus we authorize for use in connection with this offering may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. Examples of forward-looking statements include statements regarding:

•	the impact of the COVID‑19 (as defined below) pandemic;
•	proposed products and services and related development efforts and activities;
•	expectations about the market for our current and future products and services;
•	the impact of pending litigation;
•	our outlook for 2020 with respect to revenue, legal expenses relating to the FTC litigation, stock compensation expense, and income tax rate;
•	trends relating to subscription plan programs and revenues;
•	our anticipation that contracts with governmental customers will be fulfilled;
•	expected trends, including the benefits of, research and development investments;
•	the sufficiency of our liquidity and financial resources;
•	that we may repurchase our common stock;
•	expectations about customer behavior;
•	the impact on our investment portfolio of changes in interest rates;
•	trends in the percentage of our revenues denominated in foreign currencies; and
•	our potential use of foreign currency forward and option contracts.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Such forward-looking statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus are based on information available to us as of the date such statements were made and our then-current expectations about future events, which are inherently subject to change and involve risks and uncertainties. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the heading "Risk Factors" in this prospectus supplement.

We do not undertake any obligation to update any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus or any applicable free writing prospectus, whether as a result of new information, future events or otherwise, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the prospectus supplement and the accompanying prospectus. This summary sets forth the material terms of this offering but does not contain all of the information you should consider before investing in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus we authorize for use in connection with this offering, before making an investment decision to purchase our common stock.

You should pay special attention to the risks of investing in our common stock which are discussed in the section titled "Risk Factors" in this prospectus supplement, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Overview

Axon is a market-leading provider of law enforcement technology solutions. Our core mission is to protect life. We fulfill that mission through developing hardware and software products that advance the long term objectives of a) obsoleting the bullet, b) reducing social conflict, and c) enabling a fair and effective justice system. Our products solve some of society’s most challenging problems and our mission attracts top talent.

An axon is a nerve fiber that serves as the primary communication link in a nervous system — similarly, we see ourselves as building the nervous system for public safety. Our growth strategy includes heavy research and development investment to support continuous innovation on behalf of law enforcement customers. In addition, we are expanding our sales force to support sales into law-enforcement-adjacent markets, to include the U.S. federal government and military, U.S. and international departments of corrections (prisons), and the fire and emergency medical services markets.

In these markets, we seek to increasingly drive adoption of integrated product bundles that generate recurring revenue and cash flow. The Axon Network is a mutually reinforcing suite — the more subscribers we attract, the more value we can offer. More value delivered drives user adoption, which generates data for collaborative sharing, real-time communications, and improving product performance with artificial intelligence, or AI training.

Our operations comprise two reportable segments:

1.

TASER: Axon is the market leader in the development, manufacture and sale of conducted energy weapons, or CEWs, also known as conducted energy devices, or CEDs, which we sell under our brand name, TASER. Research has shown that the TASER device is the most effective less-than-lethal force option, with the lowest likelihood of injury to officers and assailants. Since our inception in 1993, the TASER device has been adopted by a majority of U.S. police departments and is used daily to help keep communities safe.

2.

Software and Sensors: Axon is the market leader in on-officer body (Axon Body and Axon Flex) and in-car (Axon Fleet) cameras as well as cloud-based digital evidence management software (Axon Evidence). We develop, manufacture and sell fully integrated hardware and cloud-based software solutions that enable law enforcement to capture, securely store, manage, share and analyze video and other digital evidence.

Our products are generally cloud-connected, designed to drive better outcomes and customer experiences, and sold via bundles. Our solutions are organized into four categories:

•

De-escalation: We develop smart weapons and tools that support public safety officers in de-escalating situations, avoiding or minimizing use of force. These tools include the cloud-connected TASER CEW (TASER 7) as well as a suite of Augmented Reality and Virtual Reality, or AR/VR, training services for law enforcement, delivered through our Axon Academy training platform. To obsolete firearms and bullets, we intend to not only develop more effective TASER devices over time but also drive training and adoption of the best practices in modern policing.

•

Sensors: Our digital evidence management software, Axon Evidence, supports our network of cloud-connected cameras and sensors. Axon Evidence addresses the challenges presented by growing amounts of digital evidence via closed circuit television video, body worn camera video, in-car camera video, and citizen-captured digital evidence, making it easy to store, manage, redact and share on one platform. Axon Evidence is the world’s largest cloud-hosted data repository of law enforcement video data and other types of electronic evidence. Axon is also driving innovation in the body camera category through developing solutions that do more than collect, store and manage video. In September 2019, we began shipping Axon Body 3, a camera with an LTE antenna and a Global Positioning System, or GPS, chip, which supports real-time awareness.

•

Productivity: Our productivity suite of tools is designed to reduce time spent on paperwork. Axon Records, an emerging product, is a cloud-based report-writing software tool that takes a disruptive modern approach to displace legacy records management systems, or RMS, by putting body camera video at the heart of the incident record. Axon Records includes Axon Standards, a radically simpler approach to use-of-force reporting that can be easily adopted alongside a traditional RMS before upgrading to the full service. Axon Performance helps agencies to ensure that officers are adhering to agency policies, and provides them the analytics to demonstrate the effectiveness of their body-worn camera programs. Redaction Assistant enables agencies to redact videos in a fraction of the time through the use of "AI".

•

Communications: We are developing communication tools that support real-time situational awareness through the sharing of information across myriad media, including voice, messaging, location mapping, and intelligence and evidence sharing. Products include Axon Aware, which allows agencies to know the GPS location of their officers and what those officers are experiencing through live video streaming, and Axon Dispatch, which is a computer-aided dispatch, or CAD, product that is designed to empower everyone in public safety who is involved in incident response: dispatchers, call takers, command staff, patrol officers, firefighters and medical personnel.

For the year ended December 31, 2019, 71% of revenue was from recurring bundles.  For the quarter ended March 31, 2020, net dollar retention was 120% and we had recurring revenue for the month of March 2020 annualized, which consists of monthly recurring license, integration, warranty, and storage revenue annualized, of $174 million.  In 2019, our gross margin for our cloud products was 75%.

We believe our total addressable market is $27.0 billion based on data collected from a variety of publicly available sources.

The graphic below illustrates what we believe is our total addressable market by product:

The graphic below illustrates what we believe is our total addressable market in each segment of the market:

Corporate History and Information

We were incorporated in Arizona in September 1993 as ICER Corporation. We changed our name to AIR TASER, Inc. in December 1993 and to TASER International, Incorporated in April 1998. In January 2001, we reincorporated in Delaware as TASER International, Inc. and changed our name to Axon Enterprise, Inc. in April 2017.

Our principal executive offices are located at 17800 North 85th Street, Scottsdale, Arizona, 85255 and our telephone number is (480) 991‑0797. Our website address is www.axon.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase the shares of common stock in this offering.

THE OFFERING

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. As used in this section, "we," "our" and "us" refer only to Axon Enterprise, Inc. and not to any of its subsidiaries. For a more detailed description of our common stock, see "Description of Common Stock" in this prospectus supplement and "Description of Capital Stock — Common Stock" in the accompanying prospectus.

Issuer	Axon Enterprise, Inc.
Common Stock Offered by Us	3,000,000 shares of our common stock (or 3,450,000 shares of our common stock if the underwriters exercise their option to purchase additional shares in full).
Common Stock to be Outstanding after This Offering	63,014,932 shares immediately after this offering (assuming no exercise of the underwriters’ option to purchase additional shares).
Public Offering Price per Share	$
Use of Proceeds

We anticipate that the net proceeds of this offering will be $(or $if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and our estimated offering expenses related to this offering. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. The amount and timing of these expenditures will vary depending on a number of factors, including competitive, market and technological developments and the rate of growth, if any, of our business. In addition, we may use a portion of the net proceeds to acquire or invest in , product lines, products, services, technologies or facilities. However, currently, we have no commitments or agreements with respect to any such acquisition or investment.

Material U.S. Federal Income Tax Consequences for Non-U.S. Holders

For a discussion of material U.S. federal income tax consequences relating to the ownership and disposition of the shares of our common stock for Non-U.S. holders (as defined below). See "Material U.S. Federal Income Tax Consequences for Non-U.S. Holders." You should consult your tax adviser with respect to the U.S. federal income tax consequences of owning and disposing of shares of our common stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Risk Factors

Your investment in our common stock involves risk. Please refer to "Risk Factors" and all other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors that should be considered before you invest in our common stock.

Nasdaq Global Select Market Symbol	"AAXN"

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables set forth our summary consolidated financial data as of the dates and for the periods indicated. The summary consolidated financial data as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 are derived from our audited consolidated financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, or 2019 Form 10‑K, which is incorporated by reference into this prospectus supplement. The summary consolidated financial data as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 are derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10‑Q for the quarter ended March 31, 2020, which is incorporated by reference into this prospectus supplement. The unaudited interim condensed consolidated financial statements were prepared on a basis substantially consistent with our audited consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position and results of operations for the interim periods presented. The operating results for any period should not be considered indicative of results for any future period and our interim results are not necessarily indicative of the results to be expected for the full year. The following summary consolidated financial data should be read in conjunction with the section entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto included in our 2019 Form 10‑K and our Quarterly Report on Form 10‑Q for the quarter ended March 31, 2020, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Fiscal Year Ended December 31,			Three Months Ended March 31,
	2019	2018	2017	2020	2019
	(in thousands, except per share data)
Consolidated Statement of Operations Data:
Net sales	$530,860	$420,068	$343,798	$147,162	$115,810
Total cost of sales	223,574	161,485	136,710	58,554	46,893
Gross margin	307,286	258,583	207,088	88,608	68,917
Income (loss) from operations	(6,394)	24,841	13,023	(800)	2,671
Net income	$882	$29,205	$5,207	$4,074	$6,419
Net income per share:
Basic	$0.01	$0.52	$0.10	$0.07	$0.11
Diluted	$0.01	$0.50	$0.10	$0.07	$0.11
Shares used in computing net income per share:
Basic	59,190	56,392	52,726	59,609	58,914
Diluted	60,018	57,922	53,898	60,394	59,751

	As of December 31,		As of March 31,
	2019	2018	2020
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$172,250	$349,462	$156,540
Short-term investments	178,534	—	188,673
Working capital	423,525	392,144	423,726
Total assets	845,639	719,540	877,451
Total liabilities	302,144	252,216	317,861
Total stockholders’ equity	543,495	467,324	559,590

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net income adjusted for interest expense, investment interest income, income taxes, depreciation, amortization, non-cash stock-based compensation expense and pre-tax certain other items. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Fiscal Year Ended December 31,			Three Months Ended March 31,
	2019	2018	2017	2020	2019
	(in thousands, except per share data)
EBITDA and Adjusted EBITDA
Net income	$882	$29,205	$5,207	$4,074	$6,419
Depreciation and amortization	11,361	10,615	8,041	2,881	2,800
Interest expense	46	86	186	7	6
Investment interest income	(7,040)	(3,002)	(904)	(693)	(2,003)
Provision for (benefit from) income taxes	1,188	(1,101)	10,554	(3,933)	(1,435)
EBITDA	$6,437	$35,803	$23,084	$2,336	$5,787
Adjustments
Stock-based compensation expense	$78,495	$21,879	$15,610	$20,195	$7,905
Transaction cost and adjustments related to investment in unconsolidated affiliate and business acquisitions	—	1,382	290	833	—
Loss on disposal and abandonment of intangible assets	67	2,117	1,146	13	18
Loss (gain) on disposal and impairment of property and equipment, net	2,542	303	(28)	517	242
Costs related to FTC litigation	240	—	—	6,135	—
Adjusted EBITDA	$87,781	$61,484	$40,102	$30,029	$13,952
Adjusted EBITDA margin	16.5%	14.6%	11.7%	20.4%	12.0%

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks discussed below before making a decision about investing in our common stock. The risks and uncertainties discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

RISK TO OUR BUSINESS

We are materially dependent on acceptance of our products by law enforcement markets, both domestic and international. If law enforcement agencies do not continue to purchase and use our products, our revenues will be adversely affected.

At any point, due to external factors and opinions, whether or not related to product performance, law enforcement agencies may elect to no longer purchase our CEDs or other products.  The COVID‑19 outbreak in the United States may have a dramatic impact on the operating budgets of municipalities, which may reduce the budget for law enforcement and corrections.  In addition, the recent changes in public sentiment around police funding may also impact our revenue.

We substantially depend on sales of our TASER CEDs, and if these products do not continue to be widely accepted, our growth prospects will be diminished.

In the years ended December 31, 2019, 2018 and 2017, we derived a significant portion of our revenues from sales of TASER CED brand devices and related cartridges, and expect to depend on sales of these products for a significant portion of our revenue for the foreseeable future. A decrease in the selling prices of, or demand for these products, or their failure to maintain broad market acceptance, would significantly harm our growth prospects, operating results and financial condition.

If we are unable to design, introduce, sell and deploy new products or new product features successfully, our business and financial results could be adversely affected.

Our future success will depend on our ability to develop new products or new product features that achieve market acceptance in a timely and cost-effective manner. These products include, but are not limited to, Axon Body 3, Axon Aware, Axon Records, Axon Dispatch, and future generations of the TASER CED and Axon Fleet. The development of new products and new product features is complex, time consuming and expensive, and we may experience delays in completing the development and introduction of new products. We may choose to carry higher level of inventories to mitigate the risk of production delays, which may in turn expose us to an increased risk of obsolescence.

We are devoting significant resources to develop and deploy our cloud-based productivity and communication software-as-a-service or SaaS solutions, which we intend to broadly deploy to a large number of customers. Customer requirements for these products are complex and varied. If we are unable to develop scalable solutions that can consistently be configured for customers with minimal effort, or if we are unable to build out a professional services team that can consistently configure our products to meet the requirements of large numbers of customers in a timely and cost-effective manner, our ability to broadly scale our cloud-based productivity and communication SaaS solutions could be negatively impacted, and our deployment costs could negatively impact our operating results.

We cannot provide any assurance that products that we may develop in the future will achieve market acceptance. If we fail to develop new products or new product features on a timely basis that achieve market acceptance, our business, financial results and competitive position could be adversely affected.

Delays in product development schedules may adversely affect our revenues and cash flows.

The development of CEDs, devices, sensors and software is a complex and time-consuming process. New products and enhancements to existing products can require long development and testing periods. Our focus on our SaaS platform also presents complex development issues. Significant delays in new product or service releases or significant problems in creating new products or services could adversely affect our business, financial results and competitive position.

We face risks associated with rapid technological change and new competing products.

The technology associated with law enforcement devices is receiving significant attention and is rapidly evolving. While we have some patent protection in certain key areas of our CED, Axon Device and SaaS technology, it is possible that new technology may result in competing products that operate outside our patents and could present significant competition for our products, which could adversely affect our business, financial results and competitive position.

Higher costs or unavailability of materials could adversely affect our financial results.

We depend on certain domestic and international suppliers for the delivery of components used in the assembly of our products. Our reliance on third-party suppliers creates risks related to our potential inability to obtain an adequate supply of components or sub-assemblies and reduced control over pricing and timing of delivery of components and sub-assemblies. Specifically, we depend on suppliers of sub-assemblies, machined parts, injection molded plastic parts, printed circuit boards, custom wire fabrications and other miscellaneous customer parts for our products. We do not have any significant long-term agreements with any of our suppliers and there is no guarantee that supply will not be interrupted.

Single or sole-source components used in the manufacture of our products may become unavailable or discontinued. Delays caused by industry allocations or obsolescence may take weeks or months to resolve. In some cases, parts obsolescence may require a product re-design to ensure quality replacement components. These delays could cause significant delays in manufacturing and loss of sales, leading to adverse effects significantly impacting our financial condition or results of operations and could injure our reputation.

A significant number of our raw materials or components are comprised of petroleum-based products or incur some form of landed cost associated with transporting the raw materials or components to our facility. Our freight and import costs and the timely delivery of our products could be adversely impacted by a number of factors which could reduce the profitability of our operations, including: higher fuel costs; potential port closures; customs clearance issues; increased government regulation or changes for imports of foreign products into the U.S.; delays created by terrorist attacks or threats, public health issues, national disasters or work stoppages; and other matters. Any interruption of supply for any material components of our products could significantly delay the shipment of our products and have a material adverse effect on our revenues, profitability and financial condition. International or domestic geopolitical or other events, including the imposition of new or increased tariffs and/or quotas by the U.S. government on any of these raw materials or components, could adversely impact the supply and cost of these raw materials or components, and could adversely impact the profitability of our operations.

To the extent demand for our products increases, our future success will be dependent upon our ability to manage our growth and to increase manufacturing production capacity, which may be accomplished by the implementation of customized manufacturing automation equipment.

To the extent demand for our products increases significantly in future periods, one of our key challenges will be to increase our production capacity to meet sales demand while maintaining product quality. Our primary strategies to accomplish this include introducing additional shifts, increasing the physical size of our assembly facilities, the hiring of additional production staff, and the implementation of additional customized automation equipment. The investments we make in this equipment may not yield the anticipated labor and material efficiencies. Our inability to meet any future increase in sales demand or effectively manage our expansion could have a material adverse effect on our revenues, financial results and financial condition.

Our future success is dependent on our ability to expand sales through distributors and direct sales and our inability to recruit new distributors or increase direct sales would negatively affect our sales.

Our distribution strategy is to pursue sales through multiple channels with an emphasis on independent distributors and direct sales. Our inability to establish relationships with and retain law enforcement equipment distributors, who we believe can successfully sell our products, would adversely affect our sales. In addition, our arrangements with our distributors are generally short-term. We are also focusing on direct sales to larger agencies through our regional sales managers and our inability to grow sales to these agencies in this manner could adversely affect our sales. If we do not competitively price our products, meet the requirements of our distributors or end-users, provide adequate marketing support, or comply with the terms of our distribution arrangements, our distributors may fail to aggressively market our products or may terminate their relationships with us. These developments would likely have a material adverse effect on our sales. Our reliance on the sales of our products by others also makes it more difficult to predict our revenues, cash flow and operating results.

The increased focus on direct sales compared to sales through distribution is dependent on our ability to sell into the states or foreign jurisdictions that have established distributor relationships.

In certain states and foreign jurisdictions we have decided to pursue sales directly with law enforcement customers, rather than working through established distribution channels. Our customers may have strong working relationships with distributors and we may face resistance to this change. If we do not overcome this resistance and effectively build a direct relationship with our customers, sales may be adversely affected.

We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

Generally, law enforcement and corrections agencies consider a wide range of issues before committing to purchase our products, including product benefits, training costs, the cost to use our products in addition to, or in place of, other products, budget constraints and product reliability, safety and efficacy. The length of our sales cycle may range from a few weeks to as long as several years. Adverse publicity surrounding our products or the safety of such products has in the past, and could in the future, lengthen our sales cycle with customers. In the past, we believe that our sales were adversely impacted by negative publicity surrounding our products or the use of our products. See, for example, “Litigation - Product Litigation” in Note 9 of our consolidated financial statements included in our 2019 Form 10‑K incorporated by reference into this prospectus supplement.  In addition, the funding of law enforcement and corrections is uncertain due to the economic impact of COVID‑19 on the operating budgets of municipalities that fund law enforcement and the recent changes in public sentiment around police funding. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. If these potential customers do not purchase our products, we will have expended significant resources and received no revenue in return.

An increasing percentage of our revenue is derived from subscription billing arrangements which may result in delayed cash collections and may increase customer credit risk on receivables and contract assets.

A growing portion of our sales are derived from subscription billing arrangements and on an open credit basis. While we perform ongoing credit evaluations of our customers’ financial condition, if we become aware of information related to the creditworthiness of a major customer, or if future actual default rates on receivables in general differ from those currently anticipated, we may have to adjust our allowance for doubtful accounts, which could adversely affect our business, financial condition or operating results.

We may experience a decline in gross margins due to a shift in product sales from CEDs to software and sensors products and services which may continue to carry a lower gross margin.

We continue to invest in the growth of the Software and Sensors segment, and this expected growth may result in a higher percentage of total revenues being comprised of Software and Sensors products and services. Gross margin as a percentage of net sales for the Software and Sensors segment is currently lower than that of the TASER segment, and may continue to be lower in the future.

SaaS revenue for Axon Evidence is recognized over the terms of the contracts, which may be several years, and, as such, trends in new business may not be immediately reflected in our operating results.

Our SaaS service revenue is generally recognized ratably over the terms of the contracts, which generally range from one to five years. As a result, most of the SaaS revenue we report each quarter is the result of agreements entered into during previous quarters. Consequently, current positive or negative trends in this portion of our business may not be fully reflected in our revenue results for several periods.

Most of our end-user customers are subject to budgetary and political constraints that may delay or prevent sales.

Most of our end-user customers are government agencies. These agencies often do not set their own budgets and therefore, have limited control over the amount of money they can spend. In addition, these agencies experience political pressure that may dictate the manner in which they spend money, including the recent changes in public sentiment around police funding. As a result, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints, particularly in challenging economic environments, such as those expected as a result of the COVID‑19 outbreak. There can be no assurance that the economic and budgeting issues will not worsen and adversely impact sales of our products. Some government agency orders may also be canceled or substantially delayed due to budgetary, political or other scheduling delays, which frequently occur in connection with the acquisition of products by such agencies, and such cancellations may accelerate or be more severe than we have experienced historically.

Due to municipal government funding rules, certain of our contracts are subject to appropriation, termination for convenience, or similar cancellation clauses, which could allow our customers to cancel or not exercise options to renew contracts in the future.

Although we have entered into contracts for the delivery of products and services in the future and anticipate the contracts will be completed, if agencies do not appropriate money in future year budgets, terminate contracts for convenience or if other cancellation clauses are invoked, revenue and cash associated with these bookings will not ultimately be recognized, and could result in a reduction to bookings and revenue.

Changes in civil forfeiture laws may affect our customers’ ability to purchase our products.

Some of our customers use funds seized through civil forfeiture proceedings to fund the purchase of our products.  Legislative changes could impact our customers’ ability to seize funds or use seized funds to fund purchases. Changes in civil forfeiture statutes or regulations are outside of our control and could limit the amount of funds available to our customers, which could adversely affect the sale of our products.

If our security measures or those of our third-party cloud storage providers are breached and unauthorized access is obtained to customers’ data or our data, our network, data centers and service may be perceived as not being secure, customers may curtail or stop using our service and we may incur significant legal and financial exposure and liabilities.

Our service involves the storage and transmission of customers’ proprietary information, and security breaches could expose us to a risk of loss of information or the total or partial deletion or encryption of all stored customer data, litigation and possible liability. We devote significant resources to engineer secure products and ensure security vulnerabilities are mitigated, and we require our third-party service providers to do so as well. Despite these efforts, security measures may be breached as a result of third-party action, employee error, and malfeasance or otherwise. Breaches could occur during transfer of data to data centers or at any time, and result in unauthorized access to our data or our customers’ data. Third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our data or our customers’ data. Additionally, hackers may develop and deploy viruses, worms, and other malicious software programs that attack or gain access to our networks and data centers.

Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently, grow more complex over time, and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Moreover, our security measures and those of our third-party service providers or customers may not detect such security breaches if they occur. Although we have developed systems and processes that are designed to protect our data and user data, to prevent data loss, and to prevent or detect security breaches, we cannot assure that such measures will provide absolute security, and we may incur significant costs in protecting against or remediating cyber-attacks.

A security breach could expose us to a risk of loss or inappropriate use of proprietary and sensitive data, or the denial of access to this data. A security breach could also result in a loss of confidence in the security of our service, disrupt our business, damage our reputation, lead to legal liability, negatively impact our future sales and significantly harm our growth prospects, operating results and financial condition.

Defects or disruptions in our services could impact demand for our services and subject us to substantial liability.

We currently serve our Axon Evidence customers from third-party cloud storage providers based in the United States and other countries. Interruptions in our service, or loss or corruption of digital evidence, may reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their subscriptions and adversely affect our renewal rates and our ability to attract new customers. Our business will also be harmed if our customers and potential customers believe our service is unreliable.

Since our customers use our services for important aspects of their operations, any errors, defects, disruptions in service or other performance problems could hurt our reputation and may damage our customers’ operations. As a result, customers could elect to not renew our services or delay or withhold payment to us. We could also lose future sales or customers may make warranty or other claims against us, which could result in an increase in our warranty expense, an increase in collection cycles for and decline in the collectability of accounts receivable, and an increase in the expense and risk of litigation.

Defects in our products could reduce demand for our products and result in a loss of sales, delay in market acceptance and damage to our reputation.

Complex components and assemblies used in our products may contain undetected defects that are subsequently discovered at any point in the life of the product. Defects in our products could result in a loss of sales, delay in market acceptance, damage to our reputation and increased warranty costs, which could adversely affect our business, financial results and competitive position.

A variety of new and existing laws and/or interpretations could materially and adversely affect our business.

We are subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, including privacy, data protection and personal information, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, electronic contracts and other communications, competition, consumer protection, telecommunications, product liability, taxation, labor and employment, economic or other trade prohibitions or sanctions, securities law compliance, and online payment services. The introduction of new products, expansion of our activities in certain jurisdictions, or other actions that we may take may subject us to additional laws, regulations, or other government scrutiny. In addition, foreign data protection, privacy, content, competition, and other laws and regulations can impose different obligations or be more restrictive than those in the United States.

These U.S. federal and state and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. New laws and regulations (or new interpretations of existing laws and regulations) may require us to incur substantial costs, expose us to unanticipated civil or criminal liability, or cause us to change our business practices.

The costs of compliance with these laws and regulation are high and are likely to increase in the future. Additionally, these laws and regulations, or any associated inquiries or investigations or other government actions, may delay or impede the development of new products, result in negative publicity, require significant management time and attention, and subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease existing business practices.

TASER and Axon devices

For our TASER products, we rely on the opinions of the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives, including the determination that a device that has projectiles propelled by the release of compressed gas in place of the expanding gases from ignited gunpowder is not classified as a firearm. Changes in statutes, regulations, and interpretation outside of our control may result in our products being classified or reclassified as firearms. If this were to occur, our private citizen market could be substantially reduced because consumers would be required to comply with federal, state, or local firearm transfer requirements prior to purchasing our products.

Federal regulation of sales in the United States: Our CEDs are not firearms regulated by the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives, but our consumer products are regulated by the U.S. Consumer Product Safety Commission. Although there are currently no federal laws restricting sales of our core CED products in the United States, future federal regulation could adversely affect sales of our products.

Axon devices using lithium batteries are subject to US-DOT/UN 38.3 for transportation, and all our products containing hazardous chemicals require an additional safety data sheet following Occupational Safety and Health Administration recommendation.

Our CED products are also subject to regulation by testing, safety and other standard organizations such as the American National Standards Institute, the International Electrotechnical Commission or IEC, the National Institute of Standards and Technology, and Underwriters Laboratories or UL. We follow IEC 62133 for our rechargeable battery packs, UL 1642 for cells, and IEC 60950 (soon to be replaced by IEC 62368) for our wireless and docks devices. These regulations also affect CEDs with Axon signal technology, including signal performance power magazine technology, TASER 7 battery packs and could impact future CEDs that feature wireless technology. Compliance with government regulations could increase our operations and product costs and impact our future financial results.

Federal regulation of international sales: Our CEDs are considered a “crime control” product by the U.S. Department of Commerce or DOC for export directly from the U.S. Consequently, we must obtain an export license from the DOC for the export of our CED devices from the U.S. other than to Canada. In addition, certain of our camera and software products require classifications from the DOC before they may be shipped internationally. Our inability to obtain DOC export licenses or classifications on a timely basis for sales of our products to our international customers could significantly and adversely affect our international sales.

State and local regulation: Our CEDs are controlled, restricted or, less frequently, prohibited by a number of state and local governments. As of December 31, 2019, the possession of stun guns by the general public, including our CEDs, is prohibited in Hawaii and Rhode Island. Some cities and municipalities also prohibit private citizen possession or use of our CED products. Other jurisdictions may ban or restrict the sale of our CED products and our product sales may be significantly affected by additional state, county and city governmental regulation.

International regulation: Certain jurisdictions prohibit, restrict, or require a permit for the importation, sale, possession or use of CEDs, including in some countries by law enforcement agencies, limiting our international sales opportunities.

Radio spectrum devices

Certain of our products utilize the radio spectrum to provide wireless voice, data and video communications services. The allocation of spectrum is regulated in the United States and other countries and limited spectrum space is allocated to wireless services and specifically to public safety users. In the United States, the Federal Communications Commission or FCC regulates spectrum use by non-federal entities and federal entities. Similarly, countries around the world have one or more regulatory bodies that define and implement the rules for use of radio spectrum and electromagnetic interference, pursuant to their respective national laws. We manufacture and market products in spectrum bands already made available by regulatory bodies. Consequently, our results could be negatively affected by the rules and regulations adopted from time to time by the FCC or regulatory agencies in other countries. Regulatory changes in current spectrum bands may also require modifications to some of our products so they can continue to be manufactured and marketed. If current products do not comply with the regulations set forth by these governing bodies, we may be unable to sell our products or could incur penalties, which could have an adverse impact on our financial condition, results of operations and cash flows.

Axon body worn cameras, docks, fleet vehicle cameras and signal devices are subject to FCC’s  rules and regulations. The FCC regulates not only the "intentional radiation" of radio transmitters, but also the "unintentional radiation" of noise from all sorts of electrical equipment. The FCC regulations appear in title 47 of the United States Code of Federal Regulations (47CFR).The current Axon products use Bluetooth, WiFi and/or LTE radio technologies. With the integration of LTE technologies, it is required to apply for the approval of private certifications such as CTIA, required by FirstNet and other operators. These regulations are also beginning to affect CEDs with signal performance power magazine technology and future CEDs implementing wireless technology into the feature set. Compliance with government regulations could increase our operations and product costs and impact our future financial results.

Environmental regulations

We are subject to various state, federal and international laws and regulations governing the environment, including restricting the presence of certain substances in our products and making producers of those products financially responsible for the collection, treatment, recycling and disposal of such products. In particular, environmental legislation within the European Union or EU may increase our cost of doing business internationally and impact our revenues from EU countries as we comply with and implement these requirements.

The EU has published Directives on the restriction of certain hazardous substances in electronic and electrical equipment, or the RoHS Directive, and on electronic and electrical waste management, or the WEEE Directive. The RoHS Directive restricts the use of a number of substances, including lead. The WEEE Directive directs members of the EU to enact laws, regulations, and administrative provisions to ensure that producers of electric and electronic equipment are financially responsible for the collection, recycling, treatment and environmentally responsible disposal of certain products sold into the EU. In addition, similar environmental legislation has been or may be enacted in other jurisdictions, including the U.S. (under federal and state laws) and other countries, the cumulative impact of which could be significant.

In addition, the EU has defined a regulation for Registration, Evaluation, Authorization and Restriction of Chemicals, or the REACH Regulation, that places responsibility on industry to manage the risks from chemicals contained in products and to provide safety information about such substances. Manufacturers and importers are required to gather information on the properties of the chemical substances in their products, which will allow their safe handling. Starting January 5, 2021, companies supplying products containing substances of very high concern as identified by the EU on the EU market have to submit information on these products to the European Chemicals Agency. The information in their database is then made available to waste operators and consumers.

We continue to monitor the impact of specific registration and compliance activities required by the RoHS, WEEE Directives, and REACH Regulation. We endeavor to comply with applicable environmental laws, yet compliance with such laws could increase our operations and product costs, increase the complexities of product design, procurement, and manufacturing, limit our ability to manage excess and obsolete non-compliant inventory, limit our sales activities, and impact our future financial results. Any violation of these laws can subject us to significant liability, including fines, penalties, and prohibiting sales of our products into one or more states or countries, and result in a material adverse effect on our financial condition.

Privacy regulations

We are also subject to laws and regulations that dictate whether, how, and under what circumstances we can transfer, process and/or receive certain data that is critical to our operations, including data shared between countries or regions in which we operate and data shared among our products and services. For example, in 2016, the EU and the United States. agreed to an alternative transfer framework for data transferred from the EU to the United States, called the Privacy Shield, but this new framework is subject to an annual review that could result in changes to our obligations and also may be challenged by national regulators or private parties. If one or more of the legal bases for transferring data from the EU to the United States is invalidated, if we are unable to transfer data between and among countries and regions in which we operate, or if we are prohibited from sharing data among our products and services, it could affect the manner in which we provide our services or adversely affect our financial results.

Proposed or new legislation and regulations could also significantly affect our business. There currently are a number of proposals pending before federal, state, and foreign legislative and regulatory bodies. In addition, the European General Data Protection Regulation, or GDPR, took effect in May 2018 and applies to all of our products and services that provide service in Europe. The GDPR includes operational requirements for companies that receive or process personal data of residents of the EU that are different than those previously in place in the EU. In addition, the GDPR includes significant penalties for non-compliance. Similarly, there are a number of legislative proposals in the United States, at both the federal and state level, that could impose new obligations in areas affecting our business, such as liability for copyright infringement by third parties. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services.

We may face personal injury, wrongful death and other liability claims that harm our reputation and adversely affect our sales and financial condition.

Our CED products are often used in aggressive confrontations that may result in serious, permanent bodily injury or death to those involved. Our CED products may be associated with these injuries. A person, or the family members of a person, injured in a confrontation or otherwise in connection with the use of our products, may bring legal action against us to recover damages on the basis of theories including wrongful death, personal injury, negligent design, defective product or inadequate warning. We are currently subject to a number of such lawsuits and we have been subject to significant adverse judgments and settlements. We may also be subject to lawsuits involving allegations of misuse of our products. If successful, wrongful death, personal injury, misuse and other claims could have a material adverse effect on our operating results and financial condition and could result in negative publicity about our products. We incur significant legal expenses in defending these cases, and significant litigation could also result in a diversion of management’s attention and resources, negative publicity and a potential award of monetary damages in excess of our insurance coverage. The outcome of any litigation is inherently uncertain and there can be no assurance that our existing or any future litigation will not have a material adverse effect on our business, financial condition or operating results.

Other litigation may subject us to significant litigation costs and judgments and divert management attention from our business.

We have been or could in the future be involved in numerous other litigation matters relating to our products, contracts and business relationships, including litigation against persons whom we believe have infringed on our intellectual property, infringement litigation filed against us, litigation against a competitor, enforcement actions filed against us, and litigation involving the U.S. Federal Trade Commission or FTC. Such matters have resulted, and are expected to continue to result in, substantial costs to us, including in the form of attorneys’ fees and costs, damages, fines or other penalties, whether pursuant to a judgment or settlement, and diversion of our management’s attention, which could adversely affect our business, financial condition or operating results. There is also a risk of adverse judgments, as the outcome of litigation is inherently uncertain.

We have been, and may be in the future, subject to intellectual property infringement and other claims, which could incur substantial litigation costs, result in significant damage awards, inhibit our use of certain technologies, and divert management attention from our business.

Many companies own intellectual property rights that are directly or indirectly related to public safety technologies. These companies periodically demand licensing agreements or engage in litigation based on allegations of infringement or other violations of their patents, trademarks, copyrights, or trade secrets. Non-practicing entities also have patents they have been granted or otherwise acquired, including patents that are directly or indirectly related to public safety technologies. These entities may seek compensation for perceived infringement of their patents, including by filing claims against us, independent of the merit of any such claims. As we enter new markets, expand into new product categories, and otherwise offer new products, services, and technologies, additional intellectual property claims may be filed against us by these companies, entities, and other third parties. Additional intellectual property claims may also be filed against us as our current products, services, and technologies gain additional market share.

Currently, we are a defendant in a patent litigation matter filed by Digital Ally Inc., or Digital, in the District of Kansas alleging patent infringement regarding our Axon Signal technology. For additional discussion of this matter, refer to Note 9  of our consolidated financial statements our 2019 Form 10‑K incorporated by reference into this prospectus supplement. We believe the patent in question is both invalid and not infringed. However, if Digital ultimately succeeds in their appeal, the outcome could have an adverse effect on our results of operations in the period in which a liability is recognized and on our cash flows for the period in which any damages are paid.

If our products, services, or technologies were found to infringe a third-party’s proprietary rights, we could be forced to enter into costly royalty or licensing agreements in order to be able to sell our products or discontinue use of the protected technology. Such royalty and licensing agreements may not be available on terms acceptable to us or at all. We could also be required to pay substantial damages, fines or other penalties, indemnify customers or distributors, cease the manufacture, use, or sale of infringing products or processes, and/or expend significant resources to develop or acquire non-infringing technologies. Our suppliers may not provide, or we may not be able to obtain, intellectual property indemnification sufficient to offset all damages, fines or other penalties resulting from any claims of intellectual property infringement brought against us or our customers. There is no guarantee that our use of conventional technology searching and brand clearance searching will identify all potential rights holders. Rights holders may demand payment for past infringements and/or force us to accept costly license terms or discontinue use of protected technology and/or works of authorship that may include, for example, photos, videos, and software. Our current research and development focus on developing software-based products, including that which is related to artificial intelligence, increases this risk.

If we are unable to protect our intellectual property, the value of our brands and products may decrease and we may lose our competitive market advantage.

Our future success depends upon our proprietary technology. Our protective measures for this proprietary technology include patents, trademarks, copyrights, and trade secret protection. However, these protective measures, as well as our efforts to pursue such protective measures, may prove inadequate. For example, the value of intellectual property protection in certain countries may not be apparent until after such protection can no longer be pursued. As such, our intellectual property protection may not extend to all countries in which our products are distributed or will be distributed in the future. Though we work to protect our innovations, we may not be able to obtain protection for certain innovations. For example, we may be unable to patent some software-based products. The scope of any patent protection we have obtained, or may obtain, may not prevent others from developing and selling competing products. Despite our efforts, any intellectual property protection we obtain may be later determined to be insufficient or ineffective.

Our protective measures may prove inadequate for reasons outside of our control. Different intellectual property laws between different countries may lead to differences in protection between such countries. In certain countries in which our products are distributed, the ability to effectively enforce intellectual property rights may not exist. Patent requirements differ by country and certain domestic or foreign laws may prohibit us from satisfying these requirements, creating a risk that some of our international patents may become unenforceable. Patents for older technologies, such as our M26 model of CEDs, have expired or will expire due to statutory limits on patent term. Despite policies and efforts to maintain secrecy, trade secrets and other confidential information we maintain, or may choose to maintain in the future, could be compromised by employees, partners, or other third parties.

Once established, there is no guarantee that our intellectual property rights will remain in force. Issued patents may be re-examined and subsequently ruled invalid or unenforceable. Our registered trademarks may also be diminished or lost. For example, there is a risk that our “TASER” trademark could become synonymous with the general product category of “conducted energy devices”. The right to stop others from misusing our trademarks and service marks in commerce depends, to some extent, on our ability to show evidence of enforcement of our rights against such misuse in commerce. Our efforts to stop improper use, if insufficient, may lead to loss of trademark and service mark rights, brand loyalty and notoriety among our customers and prospective customers.

Our intellectual property may also be at risk if we are unable to defend from enforcement actions, such as that filed by the FTC against us regarding our acquisition of Vievu LLC from Safariland LLC on May 3, 2018. For additional discussion of this matter, refer to Note 9 of our consolidated financial statements our 2019 Form 10‑K incorporated by reference into this prospectus supplement. If successful, the FTC is seeking a divestiture of Vievu along with Axon assets sufficient to stand up a viable competitor.

Inability to protect our intellectual property could negatively impact our commercial efforts and competitive market advantage. Regardless of outcome, the prosecution of patent and other intellectual property claims is both costly and time consuming. Unauthorized use of our proprietary technology could divert our management’s attention from our business, and could result in a material adverse effect on our business, financial position, and operating results.

Internationally, we can enforce patent rights only in the jurisdictions in which our patent applications have been granted.

Our U.S. patents protect us from imported infringing products coming into the U.S. from abroad. We have made applications for patents in a few foreign countries; however, these may be inadequate to protect markets for our products in other foreign countries. Each patent is examined and granted according to the law of the country where it was filed independent of whether a U.S. patent on similar technology was granted. A patent in a foreign country may be subject to cancellation if the claimed invention has not been sold in that country. Meeting the requirements of working invention differs by country and ranges from sales in the country to manufacturing in the country. U.S. export law, or the laws of some foreign countries, may prohibit us from satisfying the requirements for working the invention, creating a risk that some of our international patents may become unenforceable.

Our international operations expose us to additional risks that could harm our business, operating results, and financial condition.

Our international operations are significant, and we plan to continue to grow internationally by acquiring existing entities or setting up new legal entities in new markets. In certain international markets, we have limited operating experience and may not benefit from any first-to-market advantages or otherwise succeed. In addition to risks described elsewhere in this section, our international operations expose us to other risks, including the following:

•	Restrictions on foreign ownership and investments, and stringent foreign exchange controls that might prevent us from repatriating cash earned in countries outside the U.S.
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Import and export requirements, tariffs, trade disputes and barriers, and customs classifications that may prevent us from offering products or providing services to a particular market or obtaining necessary parts and components to manufacture products, which may lead to decreased sales and may increase our operating costs.

•	Longer payment cycles in some countries, increased credit risk, and higher levels of payment fraud.
•	Uncertainty regarding liability for our products and services, including uncertainty as a result of local laws and lack of legal precedent.
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Different employee/employer relationships, existence of workers’ councils and labor unions, and other challenges caused by distance, language, and cultural differences, making it harder to do business in certain jurisdictions.

Additionally, changes in international local political, economic, regulatory, tax, social, and labor conditions may adversely harm our business and compliance with complex foreign and U.S. laws and regulations that apply to our international operations increases our cost of doing business. These numerous and sometimes conflicting laws and regulations include, among others, environmental regulations, internal control and disclosure rules, privacy and data protection requirements, anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act, and other local laws prohibiting corrupt payments to governmental officials, and competition regulations, among others.

Our business in the United Kingdom may be negatively impacted by uncertainty regarding the exit of the United Kingdom from the EU,  commonly referred to as Brexit. The exit itself could negatively impact the United Kingdom and other economies, which could adversely affect sales of our products and services. We may also experience increased volatility in the value of the pound sterling, the euro and other European currencies. In addition, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations in the United Kingdom and the EU, and we may incur additional costs or need to make operational changes as we adapt to potentially divergent regulatory frameworks.

Violations of these laws and regulations could result in fines and penalties, criminal sanctions against us, our officers, or our employees, prohibitions on the conduct of our business and on our ability to offer our products and services in one or more countries, and could also materially affect our brand, our international growth efforts, our ability to attract and retain employees, our business, and our operating results. Although we have implemented policies and procedures designed to ensure compliance with these laws and regulations, there can be no assurance that our employees, contractors, or agents will not violate our policies.

Acquisitions, joint ventures, and other strategic investments may have an adverse effect on our business.

We may consider additional acquisitions, joint ventures, or other strategic investments as part of our long-term business strategy. These transactions involve significant challenges and risks including that the transaction does not advance our business strategy, expected synergies are not achieved, we do not realize a satisfactory return on our investment, we experience difficulty in the integration or coordination of new employees, business systems, and technology, we incur unanticipated liabilities, or there is a diversion of management’s attention from our other businesses. These events could harm our operating results, financial condition or cash flows.

If our goodwill or intangible assets become impaired, we may be required to record a significant charge to earnings.

We acquire other companies and intangible assets and may not realize all the economic benefit from those acquisitions, which could cause an impairment of goodwill or intangibles. We review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. We test goodwill and non-amortizable intangible assets for impairment at least annually. If such goodwill or intangible assets are deemed to be impaired, an impairment loss equal to the amount by which the carrying amount exceeds the fair value of the assets would be recognized. Events which might indicate impairment include, but are not limited to, declines in stock price market capitalization or cash flows, adverse cost factors, deteriorating financial performance, strategic decisions made in response to economic, market and competitive conditions, the impact of the economic environment on us and our customer base, and/or relevant events such as changes in management, key personnel, litigation or customers.

We may be required to record a significant charge in our financial statements during the period in which any impairment of our goodwill or intangible assets is determined, which would negatively affect our results of operations.

Catastrophic events may disrupt our business.

A disruption or failure of our systems or operations in the event of a major earthquake, weather event, fire, explosion, failure to contain hazardous materials, industrial accident, cyber-attack, terrorist attack, public health crisis, or other catastrophic event could cause delays in completing sales, providing services, or performing other mission-critical functions.  A catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could harm our ability to conduct normal business operations and our operating results as well as expose us to claims, litigation and governmental investigations and fines.

In March 2020 the World Health Organization declared coronavirus, or COVID‑19, a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, economies, and financial markets globally, leading to an economic downturn. As an essential provider of products and services for law enforcement and other first responders, we remain focused on protecting the health and well-being of our employees while assuring the continuity of our business operations.

COVID‑19‑related risks that may affect our operations and financial results include, but are not limited to:

•	limiting the ability of our stockholders to act by written consent and call a special meeting, which could delay the ability of our stockholders to take action or force consideration of a proposal;
•	Manufacturing disruptions at our Scottsdale headquarters or at our suppliers;
•	A change in our classification as an essential business that impairs our ability to continue operating;
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Economic slowdowns that negatively affect municipal tax collections and put pressure on law enforcement budgets that in turn increases the risk that our customers will be unable to appropriate funds for existing or future contracts with us; this could also affect customer demand and ability to pay, cause decreases in sales, and negatively impact the realizability of our accounts and notes receivable and contract assets;

•	Existing and potential increased costs relating to personal protective equipment, which we are sourcing for our employees and customers;

•	Costs incurred if we are required to shut down and decontaminate our facilities;
•	Extended illness, incapacitation or death of key personnel or executives;
•	Ongoing governmental mandates to shutdown factories or limit travel and the movement of people;
•	Compounding risk from the potential for second and third wave infections around the world, including in the United States; and
•	Additional airline bankruptcies or further reduction in very limited global freight capacity that causes interruptions to our supply chain or extended supply chain.

These events have had and could continue to have an impact on our operations. If our backup and mitigation plans are not sufficient to minimize business disruption, our financial results could be adversely affected. The ultimate extent of the effects of the COVID‑19 pandemic on the Company is highly uncertain and will depend on future developments that cannot be predicted. We are continuously monitoring our operations and intend to take appropriate actions to mitigate the risks arising from the COVID‑19 pandemic, but there can be no assurances that we will be successful in doing so.

Our financial performance is subject to risks associated with changes in the value of the U.S. dollar versus local currencies.

For current and potential international customers whose contracts are denominated in U.S. dollars, the relative change in local currency values creates relative fluctuations in our product pricing. These changes in international end-user costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets.

Additionally, intercompany sales to our non-U.S. dollar functional currency international subsidiaries are transacted in U.S. dollars which could increase our foreign exchange rate risk caused by foreign currency transaction gains and losses.

For non-U.S. dollar denominated sales, weakening of foreign currencies relative to the U.S. dollar generally leads us to raise international pricing, potentially reducing demand for our products. Should we decide not to raise local prices to fully offset the dollar’s strengthening, the U.S. dollar value of our foreign currency denominated sales and earnings would be adversely affected. We do not currently engage in hedging activities. Fluctuations in foreign currency could result in a change in the U.S. dollar value of our foreign denominated assets and liabilities including accounts receivable. Therefore, the U.S. dollar equivalent collected on a given sale could be less than the amount invoiced causing the sale to be less profitable than contemplated.

We also import selected components which are used in the manufacturing of some of our products. Although our purchase orders are generally in U.S. dollars, weakness in the U.S. dollar could lead to price increases for the components.

Unanticipated changes in our effective tax rate and additional tax liabilities may impact our operating results.

We are subject to income taxes in the United States and various jurisdictions outside of the United States. Our effective tax rate could fluctuate due to changes in the mix of earnings and losses in countries with differing statutory tax rates. Our tax expense could also be impacted by changes in non-deductible expenses, changes in excess tax benefits related to exercises of stock options and vesting of restricted stock units, changes in the valuation of deferred tax assets and liabilities and our ability to utilize them, the applicability of withholding taxes, and changes in our liability for unrecognized tax benefits.

We are subject to tax examinations in multiple jurisdictions. While we regularly evaluate new information that may change our judgment resulting in recognition, derecognition or change in measurement of a tax position taken, there can be no assurance that the final determination of any examinations will not have an adverse effect on our operating results and financial position.

Our tax provision could also be impacted by changes in federal, state or international tax laws including fundamental tax law changes applicable to corporate multinationals.

Additionally, we may be subject to additional tax liabilities due to changes in non-income-based taxes resulting from changes in federal, state or international tax laws, changes in taxing jurisdictions’ administrative interpretations, decisions, policies, and positions, results of tax examinations, settlements or judicial decisions, changes in accounting principles, changes to the business operations, including acquisitions, as well as the evaluation of new information that results in a change to a tax position taken in a prior period.

The enactment of tax reform legislation, including legislation implementing changes in taxation of international business activities, could materially impact our financial position and results of operations.

Legislation or other changes in the tax laws could increase our liability and adversely affect our after-tax profitability. For example, the Tax Cuts and Jobs Act, or Tax Act,  was enacted in the United States on December 22, 2017. The Tax Act had a significant impact on our effective tax rate, cash tax expenses and net deferred tax assets. The Tax Act, among other things, reduced the United States corporate statutory tax rate, eliminated or limited deduction of several expenses which were previously deductible, imposed a mandatory deemed repatriation tax on undistributed historic earnings of foreign subsidiaries, required a minimum tax on earnings generated by foreign subsidiaries and permitted a tax-free repatriation of foreign earnings through a dividends received deduction.

We maintain most of our cash balances, some of which are not insured, at four depository institutions.

We maintain the majority of our cash and cash equivalents accounts at four depository institutions. As of December 31, 2019, the aggregate balances in such accounts were $161.8 million. Our balances with these institutions regularly exceed Federal Deposit Insurance Corporation, or FDIC, insured limits for domestic deposits and various foreign deposit insurance programs covering our deposits in Australia, Canada, Finland, Germany, Hong Kong, India, Italy, the Netherlands, the United Kingdom, and Vietnam.

We could suffer losses with respect to the uninsured balances if the depository institutions failed and the institution’s assets were insufficient to cover its deposits and/or the governments did not take actions to support deposits in excess of existing insurance limits. Any such losses could have a material adverse effect on our liquidity, financial condition and results of operations.

We depend on our ability to attract and retain our key management, sales and technical personnel.

Our success depends upon the continued service of our key management personnel. Our success also depends on our ability to continue to attract, retain and motivate qualified technical employees. Although we have employment agreements with our officers and other members of our executive management team, the employment of such persons is “at-will” and either we or the employee can terminate the employment relationship at any time, subject to the applicable terms of the employment agreements. The competition for our key employees is intense. The loss of the service of one or more of our key personnel could adversely impact our business, prospects, financial condition and operating results.

We are highly dependent on the services of Patrick W. Smith, our Chief Executive Officer.

We are highly dependent on the services of Patrick W. Smith, our founder and Chief Executive Officer. Our future success depends upon our ability to retain executive officers, specifically Mr. Smith, and any failure to do so could adversely impact our business, prospects, financial condition and operating results.

Stock compensation expense may have a material, unpredictable impact on our results of operations.

We have historically granted and expect to continue to grant stock-based compensation to key employees and non-employee directors as a means of attracting and retaining highly qualified personnel. All stock-based awards are required to be recognized in our financial statements based on their grant date fair values. The amount recognized for stock compensation expense could vary depending on a number of assumptions or changes that may occur.

For awards containing multiple service, performance and market conditions, where all conditions must be satisfied prior to vesting, compensation expense is recognized over the requisite service period, which is defined as the longest explicit, implicit or derived service period, based on management’s estimate of the probability and timing of the performance criteria being satisfied, adjusted at each balance sheet date. Changes in the subjective and probability-based assumptions can materially affect the estimates of the fair value of the awards and timing of recognition of stock-based compensation expense and consequently, the related amount recognized in our statements of operations and comprehensive income.

If we achieve specific operational goals and the covered employees complete the requisite service conditions for the performance-based awards with multiple service, performance, and market conditions, including our CEO Performance Award and our eXponential Stock Performance Plan, we will recognize stock compensation expense regardless of whether the market conditions are achieved and the underlying tranches vest.

Our litigation with the U.S. Federal Trade Commission could result in significant litigation costs or judgments, divert management attention from our business or require us to make changes to our business.

The U.S. Federal Trade Commission, or FTC, filed an enforcement action on January 3, 2020 regarding Axon’s  May 2018 acquisition of Vievu LLC from Safariland LLC. The FTC alleges the merger was anticompetitive and adversely affected the body worn camera, or BWC, and digital evidence management systems, or DEMS, market for "large metropolitan police departments." The administrative proceedings are currently stayed until July 7, 2020 due to the COVID‑19 pandemic and the hearing has been reset for October 13, 2020. If successful, the FTC may require us to divest Vievu and other assets.  Any such divesture may not be on terms favorable to the Company and may divert the attention of management.  In addition, any divesture could disrupt our relationship with customers.

Also on January 3, 2020, we sued the FTC in the District of Arizona for declaratory and injunctive relief alleging the FTC’s structure and administrative processes violate Article II of the U.S. Constitution and our Fifth Amendment rights to due process and equal protection. On April 8, 2020, the district court dismissed the action, without prejudice, for lack of jurisdiction, requiring Axon to first bring its constitutional claims in the administrative case. Axon has appealed that ruling to the Ninth Circuit (No. 20‑15662), which has granted expedited consideration and set oral argument for July 17, 2020.

These matters have resulted, and are expected to continue to result in, substantial costs to us, including in the form of attorneys’ fees and costs, damages, fines or other penalties, whether pursuant to a judgment or settlement, and diversion of our management’s attention, which could adversely affect our business, financial condition or operating results. There is also a risk of adverse judgments, as the outcome of litigation is inherently uncertain.

Risks Related to Our Common Stock

If we seek additional financing in the future, your ownership interest could be significantly diluted.

We may need additional financing to execute on our current or future business strategies, including to develop new or enhance existing products and services, acquire businesses and technologies, or otherwise to respond to competitive pressures.

If we obtain such financing through the issuance of equity or debt securities, your percentage ownership in us could be significantly diluted, and newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we obtain debt financing, a substantial portion of our operating cash flows may be dedicated to the payment of principal and interest on such indebtedness and, consequently, limit the funds available for our business activities. Further, if adequate funds are not available to us on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our products and services or otherwise respond to competitive pressures would be significantly limited, all of which could harm our business.

Our stock price may be volatile, which could result in securities class action litigation against us.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus supplement, and the accompanying prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us and research analyst coverage about our business.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, have and may continue to affect the market price of our common stock.

In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may become the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

We currently do not intend to pay dividends on our common stock and, consequently, your only opportunity to achieve a return on your investment in our common stock is if the price of our common stock appreciates.

We currently do not plan to declare dividends on shares of our common stock in the foreseeable future. Consequently, the only opportunity to achieve a return on investment on our common stock will be if the market price of our common stock appreciates and shares are sold at a profit.

Certain provisions of our certificate of incorporation and bylaws and of Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock.

Our amended and restated certificate of incorporation and our bylaws contain provisions that could delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions may also prevent or delay attempts by stockholders to replace or remove our current management or members of our board of directors. These provisions include:

•	providing for a classified board of directors with staggered three-year terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;
•	limiting the ability of our stockholders to act by written consent and call a special meeting, which could delay the ability of our stockholders to take action or force consideration of a proposal;
•

requiring advance notice of stockholder business, nominations and proposals to be considered at annual meetings of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us;

•	not providing for cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•

authorizing our board of directors to issue, without stockholder approval, preferred stock rights senior to those of common stock, which could be used to significantly dilute the ownership of a hostile acquirer; and

•

vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly-created directorships resulting from any increase in the authorized number of directors, may be filled only by our board of directors.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding common stock, from engaging in certain business combinations without approval of substantially all of our stockholders for a certain period of time.

These and other provisions in our amended and restated certificate of incorporation, our bylaws and under Delaware law could discourage potential takeover attempts and reduce the price that acquirers might be willing to pay for shares of our common stock which, in turn, may result in the market price of our common stock being lower than it would be without these provisions.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of common stock will be approximately $          , after deducting underwriting discounts and estimated offering expenses payable by us. If the underwriters’ option to purchase additional shares of our common stock in this offering is exercised in full, we estimate that the net proceeds from this offering will be approximately $          , after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. The amount and timing of these expenditures will vary depending on a number of factors, including competitive, market and technological developments and the rate of growth, if any, of our business. In addition, we may use a portion of the net proceeds to acquire product lines, products, services,  technologies or facilities.  However, currently, we have no commitments or agreements with respect to any such acquisition or investment.

Pending their use, we plan to invest the net proceeds from this offering in cash, money market funds, certificates of deposit, commercial paper, corporate bonds, corporate notes, municipal bonds, U.S. agency debt securities and U.S. government bonds.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our consolidated cash, cash equivalents and short-term investments and capitalization as of March 31, 2020:

•	on an actual basis; and
•

on an as-adjusted basis to give effect to this offering of common stock (assuming the underwriters in this offering do not exercise their option to purchase additional shares of common stock), after deducting underwriting discounts and estimated offering expenses payable by us.

You should read this table in conjunction with "Use of Proceeds" as well as our "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes, included in our Quarterly Report on Form 10‑Q for the quarter ended March 31, 2020, which is incorporated by reference herein.

	As of March 31, 2020
	Actual	As Adjusted
	(unaudited) (in thousands, except per share data)
Cash, cash equivalents and short-term investments	$345,213

Total debt	—	—
Stockholders’ equity:
Preferred stock, $0.00001 par value per share; 25,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.00001 par value per share; 200,000,000 shares authorized; 59,813,163 shares issued and outstanding, actual; 62,813,163 shares issued and outstanding, as adjusted(1)	1
Additional paid-in capital	543,305
Treasury stock at cost, 20,220,227 shares, actual; 20,220,227 shares issued and outstanding, as adjusted(1)	(155,947)
Accumulated other comprehensive income (loss)	(3,468)
Retained earnings	175,699
Total stockholders’ equity	559,590
Total capitalization	$904,803

(1)	The number of shares of common stock issued and outstanding in the actual and as adjusted columns in the table above excludes, as of March 31, 2020 (shares in thousands):
•

6,425,257 (including 6,365,856 options outstanding under the CEO Performance Award Plan) shares of common stock issuable upon the exercise of options outstanding with a weighted average exercise price of $28.36 per share;

•	6,862,253 (including 5,788,566 Performance Stock Units outstanding) shares of common stock issuable upon the vesting of outstanding RSUs; and
•	2,114,454 shares of our common stock reserved for future issuance under our 2019 Stock Incentive Plan and any future increase in shares reserved for issuance under such plan.

DESCRIPTION OF COMMON STOCK

The following description of our common stock supersedes the discussion under the heading “Description of Capital Stock — Common Stock” contained in the accompanying prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and by applicable law, including the Delaware General Corporation Law, or the DGCL.

General

As of March 31, 2020, our authorized capital stock consisted of 225,000,000 shares of two classes of stock: 200,000,000 shares of common stock, par value $0.00001 per share, and 25,000,000 shares of preferred stock, par value $0.00001 per share.

As of March 31, 2020, we had 59,813,163 shares of common stock issued and outstanding and had reserved approximately 2,100,000 additional shares of common stock for issuance under our equity compensation plans.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.  Our stockholders do not have cumulative voting rights.  Accordingly, holders of a majority of the voting shares are able to elect each class of directors.  Subject to any preferences that may be applicable to any preferred stock outstanding at that time, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.  In the event of our dissolution, holders of our common stock will be entitled to share in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock at that time.  Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval.  Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances.  The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.  There are no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions

The following paragraphs summarize certain provisions of our amended and restated certificate of incorporation, our bylaws and the DGCL. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the DGCL and to our amended and restated certificate of incorporation and bylaws. Copies of these documents are on file with the SEC and are exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Incorporation By Reference” in this prospectus supplement.

Our amended and restated certificate of incorporation and bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party—whether friendly or hostile—from acquiring control over us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Board Classification

Our board of directors is divided into three classes, one class of which is elected each year by our stockholders.  The directors in each class will serve for a three-year term.  A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us because it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.

Limits on Ability of Stockholders to Act by Written Consent

Our bylaws contains provisions that limit the ability of stockholders to act by written consent when the solicitation of stockholder action by written consent is not at the direction of our board of directors.  These limitations do not apply to solicitations of stockholder action by written consent at the direction of our board of directors.  These limitations, in general, concern the subject matter of the requested stockholder action, notice and ownership requirements applicable to stockholders seeking action by written consent, manner of solicitation, the timeliness and procedures for delivery of the written consents and the certification and effectiveness of such consents.  The ownership requirements establish that, at a minimum, holders of record representing 20% of the outstanding shares of common stock of the Company are needed to request that a record date be fixed to take action by written consent when the solicitation is not at the direction of our board of directors.  Further, when such solicitation is not at the direction of our board of directors, the subject matter of the requested action cannot concern an identical or substantially similar item of stockholder action that was presented at a meeting of stockholders held in the 12 months prior to the request for a record date or the election or removal of directors under certain conditions.

Limits on Ability of Stockholders to Call a Special Meeting

Our bylaws contain provisions that limit the ability of stockholders to call a special meeting.  Unless otherwise specified by our certificate of incorporation or the DGCL, special meetings of the stockholders may only be called and proposed by the Chairman of the Board, Chief Executive Officer, the holder of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote thereon, or the Voting Stock, or the board of directors pursuant to a resolution adopted by a majority of the then-authorized number of directors.

Requirements for Advance Notification of Stockholder Business, Nominations and Proposals

Our bylaws establish advance notice procedures for any business proposed by stockholders, including nominations of persons to be elected as a director or other proposals to be adopted by the Company, to be considered at an annual meeting of stockholders.  These bylaw provisions may have the effect of precluding the conduct of certain stockholder business at the annual meeting if proper procedures are not followed.  These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.  Further, the approval of 66.67% of the Voting Stock, voting together as a single class, is necessary to amend these bylaw provisions.

No Cumulative Voting

Our certificate of incorporation does not permit cumulative voting in the election of directors.  Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors.  Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted.  The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Preferred Stock

In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

Removal of Directors and Vacancy in the Board of Directors

Our certificate of incorporation provides that a director may be removed from office before the expiration date of that director’s term of office, with or without cause, only by an affirmative vote of the holders of a majority of the Voting Stock, voting together as a single class.  Any vacancy on our board of directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•

at, or subsequent to, the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AAXN.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock to non-U.S. holders (defined below), but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax consequences arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, U.S. federal estate or gift tax laws, the Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax consequences applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;
•	tax-exempt organizations;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, or are deemed to own, more than five percent of our capital stock;
•	certain former citizens or long-term residents of the United States;
•	persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction;
•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors in any such entities);
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	regulated investment companies or real estate investment trusts;
•	pension plans;
•	controlled foreign corporations;
•	passive foreign investment companies;
•	persons that acquire our common stock as compensation for services; or
•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code.

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock that is for U.S. federal income tax purposes (i) a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes, (ii) a nonresident alien individual or (iii) a foreign estate or trust that in either case is not subject to U.S. federal income tax on a net-income basis on income or gain from a share of common stock.

Distributions

As discussed under "Dividend Policy," above, we do not anticipate paying any dividends on our capital stock in the foreseeable future. If we were to make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock, subject to the tax treatment described in the discussion below regarding taxable dispositions of our common stock. Any such distributions would also be subject to the discussions below regarding backup withholding and FATCA.

Subject to the discussion below regarding a dividend received by you that is effectively connected with the conduct of a U.S. trade or business, a dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W‑8BEN (generally including a U.S. taxpayer identification number), IRS Form W‑8‑BEN-E or another appropriate version of IRS Form W‑8 (or a successor form), in each case, certifying qualification for the reduced rate, including any required attachments. Additionally you will be required to update such forms and certifications from time to time as required by law.

Dividends received by you that are effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W‑8ECI or successor form or other applicable IRS Form W‑8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, you may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty on your earnings and profits in respect of such effectively connected dividend income.

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you file an appropriate claim for refund with the IRS.

Gain on Sale or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the U.S.), in which case you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a non-U.S. holder that is a corporation, such non-U.S. holder may be subject to the branch profits tax on any earnings and profits attributable to such gains at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses in the taxable year of disposition (even though you are not considered a resident of the United States) (subject to applicable income tax or other treaties); or

•

our common stock constitutes a U.S. real property interest by reason of our status as a "U.S. real property holding corporation" for U.S. federal income tax purposes, a USRPHC, at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market (as determined under the Code), such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Code.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will generally be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock made to you may be subject to additional information reporting and backup withholding at the then applicable rate unless you establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W‑8BEN, IRS Form W‑8BEN-E or another appropriate version of IRS Form W‑8 (or a successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act ("FATCA")

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, collectively, FATCA, generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “non-financial foreign entities” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity and provides certain information with respect to such U.S. owners, certifies that there are none or otherwise establishes and certifies to an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock, which may be relied upon by a taxpayer until final regulations are issued. An intergovernmental agreement between the United States and your country of tax residence may modify the requirements described in this paragraph. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The preceding discussion of U.S. federal income tax consequences is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as book‑running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
Robert W. Baird & Co. Incorporated
Colliers Securities LLC
JMP Securities LLC
Needham & Company, LLC
Raymond James & Associates, Inc.
William Blair & Company, L.L.C.
Total	3,000,000

The underwriters are committed to purchase all of the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $          per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $          per share from the initial public offering price. After the initial offering of the shares to the public, if all of the common shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to purchase up to 450,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any additional shares of common stock are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as the shares in the table above are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $          per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares	With full option to purchase additional shares
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $          . We have agreed to reimburse the underwriters for certain expenses in an amount up to $          .

A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into, or exchangeable or exercisable for, any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or (2) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued as distributions to our members or stockholders.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days (such period, the “restricted period) after the date of this prospectus supplement, may not, (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities-whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise; or (3) make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into, or exercisable or exchangeable for, our common stock.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a)(i) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in in this prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph, or (ii) the transfer to us of our common stock or any securities convertible into our common stock in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments; (b) (i) the establishment by lock-up parties of trading plans under Rule 10b5‑1 under the Exchange Act, provided that such plan does not provide for the transfer of common stock during the restricted period,  or (ii) transactions effected pursuant to a Rule 10b5‑1 Plan established prior to the date of the lock-up agreements and not modified subsequent thereto; (c) transfers of our common stock or any securities convertible into or exercisable or exchangeable for our common stock by operation of law; (d) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; and (e) transfers of our common stock: (i) as bona fide gifts or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to an immediate family member or to any trust for the direct or indirect benefit of the lock-up party or any immediate family member or (iv) not involving a change in beneficial ownership.

J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on The Nasdaq Global Select Market under the symbol "AAXN."

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of, our common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by such short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of our shares of our common stock available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares of our common stock in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase our common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold our common shares of our common stock as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The  Nasdaq Global Select Market, in the over‑the‑counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in our common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about, and to observe, any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In particular, an affiliate of J.P. Morgan Securities LLC is a lender under our amended and restated credit agreement and has provided its consent for this offering. In addition, an affiliate of J.P. Morgan Securities LLC has provided to us deposit accounts.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45‑106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31‑103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.  Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33‑105 Underwriting Conflicts (NI 33‑105), the underwriters are not required to comply with the disclosure requirements of NI 33‑105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”)  of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

The representative has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the representative has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law;
(iv)	as specified in Section 276(7) of the SFA; or
(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Chile

THESE SECURITIES ARE PRIVATELY OFFERED IN CHILE PURSUANT TO THE PROVISIONS OF LAW 18,045, THE SECURITIES MARKET LAW OF CHILE, AND NORMA DE CARÁCTER GENERAL NO. 336 (“RULE 336”), DATED JUNE 27, 2012, ISSUED BY THE SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE (“SVS”), THE SECURITIES REGULATOR OF CHILE, TO RESIDENT QUALIFIED INVESTORS THAT ARE LISTED IN RULE 336 AND FURTHER DEFINED IN RULE 216 OF JUNE 12, 2008 ISSUED BY THE SVS.

PURSUANT TO RULE 336 THE FOLLOWING INFORMATION IS PROVIDED IN CHILE TO PROSPECTIVE RESIDENT INVESTORS IN THE OFFERED SECURITIES:

1.	THE INITIATION OF THE OFFER IN CHILE IS JUNE 15, 2020.
2.	THE OFFER IS SUBJECT TO NCG 336 OF JUNE 27, 2012 ISSUED BY THE SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE (SUPERINTENDENCY OF SECURITIES AND INSURANCE OF CHILE).
3.	THE OFFER REFERS TO SECURITIES THAT ARE NOT REGISTERED IN THE REGISTRO DE VALORES (SECURITIES REGISTRY) OR THE REGISTRO DE VALORES EXTRANJEROS (FOREIGN SECURITIES REGISTRY) OF THE SVS AND THEREFORE:
a.	THE SECURITIES ARE NOT SUBJECT TO THE OVERSIGHT OF THE SVS; AND
b.	THERE ISSUER THEREOF IS NOT SUBJECT TO REPORTING OBLIGATION WITH RESPECT TO ITSELF OR THE OFFERED SECURITIES.

4.	THE SECURITIES MAY NOT BE PUBLICLY OFFERED IN CHILE UNLESS AND UNTIL THEY ARE REGISTERED IN THE SECURITIES REGISTRY OF THE SVS.

INFORMACIÓN A LOS INVERSIONISTAS RESIDENTES EN CHILE

LOS VALORES OBJETO DE ESTA OFERTA SE OFRECEN PRIVADAMENTE EN CHILE DE CONFORMIDAD CON LAS DISPOSICIONES DE LA LEY N° 18.045 DE MERCADO DE VALORES, Y LA NORMA DE CARÁCTER GENERAL N° 336 DE 27 DE JUNIO DE 2012 (“NCG 336”) EMITIDA POR LA SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE, A LOS “INVERSIONISTAS CALIFICADOS” QUE ENUMERA LA NCG 336  Y QUE SE DEFINEN EN LA NORMA DE CARÁCTER GENERAL N° 216 DE 12 DE JUNIO DE 2008 EMITIDA POR LA MISMA SUPERINTENDENCIA.

EN CUMPLIMIENTO DE LA NCG 336, LA SIGUIENTE INFORMACIÓN SE PROPORCIONA A LOS POTENCIALES INVERSIONISTAS RESIDENTES EN CHILE:

1.	LA OFERTA DE ESTOS VALORES EN CHILE COMIENZA EL DÍA 15 DE JUNIO DE 2020.
1.	LA OFERTA SE ENCUENTRA ACOGIDA A LA NCG 336 DE FECHA ECHA 27 DE JUNIO DE 2012 EMITIDA POR LA SUPERINTENDENCIA DE VALORES Y SEGUROS.
2.	LA OFERTA VERSA SOBRE VALORES QUE NO SE ENCUENTRAN INSCRITOS EN EL REGISTRO DE VALORES NI EN EL REGISTRO DE VALORES EXTRANJEROS QUE LLEVA LA SUPERINTENDENCIA DE VALORES Y SEGUROS, POR LO QUE:
a)	LOS VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE ESA SUPERINTENDENCIA; Y
b)	EL EMISOR DE LOS VALORES NO ESTÁ SUJETO A LA OBLIGACIÓN DE ENTREGAR INFORMACIÓN PÚBLICA SOBRE LOS VALORES OFRECIDOS NI SU EMISOR.
3.	LOS VALORES PRIVADAMENTE OFRECIDOS NO PODRÁN SER OBJETO DE OFERTA PÚBLICA EN CHILE MIENTRAS NO SEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Bermuda

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2‑11‑2004 dated 4 October 2004 as amended by resolution number 1‑28‑2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to Prospective Investors in the British Virgin Islands

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands),“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to Prospective Investors in China

This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA.  None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months;  (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months;  (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Notice to Prospective Investors in South Africa

Due to restrictions under the securities laws of South Africa, no "offer to the public" (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act"))is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a "registered prospectus" (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a)

the offer, transfer, sale, renunciation or delivery is to: (i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent; (ii) the South African Public Investment Corporation; (iii) persons or entities regulated by the Reserve Bank of South Africa; (iv) authorised financial service providers under South African law; (v) financial institutions recognised as such under South African law; (vi) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or (vii) any combination of the person in (i) to (vi); or

Section 96 (1) (b)

the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

If Exchange Controls are applicable, add: No South African residents or offshore subsidiary of a South African resident may subscribe for or purchase any of the shares or beneficially own or hold any of the shares unless specific approval has been obtained from the financial surveillance department of the South African Reserve Bank (the "SARB") by such persons or such subscription, purchase or beneficial holding or ownership is otherwise permitted under the South African Exchange Control Regulations or the rulings promulgated thereunder (including, without limitation, the rulings issued by the SARB providing for foreign investment allowances applicable to persons who are residents of South Africa under the applicable exchange control laws of South Africa).

Notice to Prospective Investors in Brazil

The shares have not been, and will not be, registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM.  shares may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution under Brazilian laws and regulations.  The shares are not being offered into Brazil.  Documents relating to the offering of the shares, as well as information contained therein, may not be supplied to the public in Brazil, nor be used in connection with any public offer for subscription or sale of the shares to the public in Brazil.

LEGAL MATTERS

Certain legal matters relating to the shares of common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S‑3 with the SEC with respect to the common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov where you can electronically access our SEC filings, including the registration statement, of which this prospectus forms a part, and its exhibits and schedules.

Any document that we file with the SEC is also available, free of charge, through the Investors section of our website, www.axon.com. Information contained on, or that can be accessed through, our website is neither part of, nor incorporated by reference into, this prospectus supplement or the accompanying prospectus. Therefore, you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus and any prospectus supplement.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information-including any information and related exhibits which are furnished under Item 2.02 and Item 7.01 of Current Report on Form 8‑K-that is deemed to have been furnished to, rather than filed with, the SEC.

•	Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020;
•

The information specifically incorporated by reference into our Annual Report on Form 10‑K for the year ended December 31, 2019 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 15, 2020;

•	Quarterly Report on Form 10‑Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020; and
•	Current Reports on Form 8‑K filed with the SEC on January 16, 2020, June 3, 2020 and June 12, 2020.

Any statement made in this prospectus supplement will be deemed to be modified or superseded to the extent that any statement made in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such statement. Further, any statement made in a document so incorporated by reference also will be deemed to be modified or superseded to the extent that a subsequently filed document, which is incorporated by reference herein, modifies or supersedes such statement. Any statements, which are so modified or superseded, will not be deemed to be part of this prospectus supplement, except as so modified or superseded.

This prospectus supplement is part of a registration statement on Form S‑3 filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us.

If you write or call us, we will provide—without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered—a copy of (i) the documents incorporated by reference into this prospectus supplement but not delivered, and (ii) the exhibits, which we have specifically incorporated by reference into this prospectus supplement:

Axon Enterprise, Inc.

Attention: Corporate Secretary

17800 North 85th Street

Scottsdale, Arizona 85255

(480) 991‑0797

PROSPECTUS

Axon Enterprise, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, common stock, preferred stock, debt securities, warrants or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer shares of common stock. Specific terms of these securities will be provided in supplements to this prospectus.

You should read this document and any prospectus supplement carefully before you invest in our securities.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AAXN.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 1 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

The date of this prospectus is May 14, 2018.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as any other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. In addition, the trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained, or incorporated by reference, in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute (1) an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement, or (2) an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context suggests otherwise, all references to “us,” “our,” “Axon” “we,” the “Company” and similar designations refer to Axon Enterprise, Inc. and, where appropriate, our subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, as well as any other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, contain forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on current expectations at that time and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors described in any applicable prospectus supplement, as well as those factors discussed under the caption entitled “Risk Factors” in our (1) Annual Report on Form 10‑K for the fiscal year ended December 31, 2017, (2) Quarterly Report on Form 10‑Q for the quarter ended March 31, 2018 and (3) any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and any applicable prospectus supplement.

Although we believe the expectations and projections reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

THE COMPANY

Our core mission is to protect life through innovative technologies that make communities safer.  We are the market leader in the development, manufacture and sale of conducted electrical weapons, or CEWs, designed for use by law enforcement, corrections, military forces, private security personnel and by private individuals for personal defense. We are also the market leader in developing, manufacturing and selling connected wearable on-officer cameras as well as developing and selling cloud-based digital evidence management software. We have established a robust network that connects devices, apps and people primarily in the law enforcement vertical market. We aim to have every public safety officer in the world carry a TASER, deploy an Axon camera and be connected to the Axon network.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods shown. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus. For the periods indicated below, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges presented below.

	Year ended December 31,					Three Months Ended March 31,
	2013	2014	2015	2016	2017	2018
Ratio of Earnings to Fixed Charges (1)	94.76x	107.29x	104.70x	52.98x	14.69x	49.84x

(1)

Earnings consist of net income before income taxes. Fixed charges include any interest expense on indebtedness, interest imputed on contingent consideration related to business acquisitions, interest imputed on lease obligations and an estimate of the interest expense within rental expense.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for working capital and other general corporate purposes. The amount and timing of these expenditures will vary depending on a number of factors, including competitive, market and technological developments and the rate of growth, if any, of our business. In addition, we may use a portion of the net proceeds to acquire or invest in complementary companies, product lines, products, services or technologies. However, currently, we have no understandings or agreements with respect to any such acquisition or investment.

We will have broad discretion over the uses of the net proceeds of any securities offerings and investors will be relying on the judgment of our management regarding the application of such net proceeds.

We will not receive any proceeds from the sales of securities offered by any selling securityholders under this prospectus.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law, including the Delaware General Corporation Law, or the DGCL.

General

As of March 31, 2018, our authorized capital stock consisted of 225,000,000 shares of two classes of stock: 200,000,000 shares of common stock, par value $.00001 per share, and 25,000,000 shares of preferred stock, par value $.00001 per share.

Common Stock

As of March 31, 2018, there were 53,307,083 shares of our common stock outstanding. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Accordingly, holders of a majority of the voting shares are able to elect each class of directors. Subject to any preferences that may be applicable to any preferred stock outstanding at that time, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our dissolution, holders of our common stock will be entitled to share in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock at that time. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions

The following paragraphs summarize certain provisions of our amended and restated certificate of incorporation, our bylaws and the DGCL. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the DGCL and to our amended and restated certificate of incorporation and bylaws. Copies of these documents are on file with the SEC and are exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Incorporation By Reference.”

Our amended and restated certificate of incorporation and bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party—whether friendly or hostile—from acquiring control over us.  These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Amendment of Amended and Restated Certificate of Incorporation and Bylaws

The amendment or repeal of our amended and restated certificate of incorporation requires approval of the holders of 75% of the voting power of the then-outstanding shares of capital stock entitled to vote thereon, or the Voting Stock, voting together as a single class.  Further, unless otherwise specified, amendment or repeal of our bylaws requires the approval of not less than 66.67% of the Voting Stock, voting together as a single class.

Board Classification

Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us because it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board. Further, the approval of 66.76% of the Voting Stock, voting together as a single class, is necessary to amend or repeal, or adopt any provision inconsistent with, the classification of our board of directors as set forth in our bylaws.

Limits on Ability of Stockholders to Act by Written Consent

Our bylaws contains provisions that limit the ability of stockholders to act by written consent when the solicitation of stockholder action by written consent is not at the direction of our board of directors.  These limitations do not apply to solicitations of stockholder action by written consent at the direction of our board of directors.  These limitations, in general, concern the subject matter of the requested stockholder action, notice and ownership requirements applicable to stockholders seeking action by written consent, manner of solicitation, the timeliness and procedures for delivery of the written consents and the certification and effectiveness of such consents.  The ownership requirements establish that, at a minimum, holders of record representing 20% of the outstanding shares of common stock of the Company are needed to request that a record date be fixed to take action by written consent when the solicitation is not at the direction of our board of directors.  Further, when such solicitation is not at the direction of our board of directors, the subject matter of the requested action cannot concern an identical or substantially similar item of stockholder action that was presented at a meeting of stockholders held in the12 months prior to the request for a record date or the election or removal of directors under certain conditions.

Limits on Ability of Stockholders to Call a Special Meeting

Our bylaws contains provisions that limit the ability of stockholders to call a special meeting.  Unless otherwise specified by our amended and restated certificate of incorporation or the DGCL, special meetings of the stockholders may only be called and proposed by the Chairman of the Board, Chief Executive Officer, the holder of a majority of the voting power of the Voting Stock, or the board of directors pursuant to a resolution adopted by a majority of the then-authorized number of directors.

Requirements for Advance Notification of Stockholder Business, Nominations and Proposals

Our bylaws establish advance notice procedures for any business proposed by stockholders, including nominations of persons to be elected as a director or other proposals to be adopted by the Company, to be considered at an annual meeting of stockholders. These bylaw provisions may have the effect of precluding the conduct of certain stockholder business at the annual meeting if proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.  Further, the approval of 66.67% of the Voting Stock, voting together as a single class, is necessary to amend these bylaw provisions.

No Cumulative Voting

Our amended and restated certificate of incorporation does not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Preferred Stock

In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

Removal of Directors and Vacancy in the Board of Directors

Our amended and restated certificate of incorporation provides that a director may be removed from office before the expiration date of that director’s term of office, with or without cause, only by an affirmative vote of the holders of 66.67% of the Voting Stock, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•

at, or subsequent to, the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions. The address of the transfer agent and registrar 51 Mercedes Way Edgewood, NY 11717.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AAXN.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;
•	the maturity date;
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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;
•	the restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders or affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;
•	any information describing any book-entry features;
•	the provisions for a sinking fund purchase or other analogous fund, if any;
•	the applicability of the provisions in the indenture on discharge;
•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into, or exchangeable for, our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to, or acquirer of, such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into, or exchangeable for, other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “Description of Our Debt Securities—Consolidation, Merger or Sale;”
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Our Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
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to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of, or exchange, any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to, or adjustments in, the exercise price or number of securities issuable upon exercise of the warrants;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	the federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement;
•	the price or prices at which such units will be issued;
•	the applicable United States federal income tax considerations relating to the units;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;
•	to correct or supplement any defective or inconsistent provision; or
•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them:

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The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;
•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;
•	the public offering or purchase price;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled into to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6‑1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

SELLING SECURITYHOLDERS

Information about selling security holders, if any, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act, that are incorporated by reference.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1‑800‑SEC‑0330. In addition, the SEC maintains a web site at www.sec.gov where you can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement. Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information-including any information and related exhibits which are furnished under Item 2.02 and Item 7.01 of Current Report on Form 8‑K-that is deemed to have been furnished to, rather than filed with, the SEC.

•	Annual Report on Form 10‑K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018;
•

The information specifically incorporated by reference into our Annual Report on Form 10‑K for the year ended December 31, 2017 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 13, 2018;

•	Quarterly Report on Form 10‑Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018;
•	Current Reports on Form 8‑K filed with the SEC on February 27, 2018, April 6, 2018 and May 8, 2018; and
•

The description of our common stock contained in our registration statement on Form 8‑A filed with the SEC on March 7, 2001 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or calling us at the following:

Axon Enterprise, Inc

Attention: Corporate Secretary

17800 North 85th Street, Scottsdale, Arizona 85255

(480) 991‑0797

As noted above, you may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.axon.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.  This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.  You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

3,000,000 Shares of Common Stock

Axon Enterprise, Inc.

J.P. Morgan

Baird	Colliers Securities LLC	JMP Securities

Needham & Company	Raymond James	William Blair

PROSPECTUS

June     , 2020

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.